Exhibit 99.1 Press Release Dycom Industries, Inc. 11780 US Highway 1, Suite 600 Palm Beach Gardens, FL 33408 DYCOM ANNOUNCES FINAL RESULTS OF TENDER OFFER FOR OUTSTANDING 0.75% CONVERTIBLE SENIOR NOTES DUE 2021 PALM BEACH GARDENS, FL, June 3, 2020 — Dycom Industries, Inc. (the “Company” or “Dycom”) (NYSE: DY) today announced the expiration and final results of the Company’s previously announced cash tender offer (the “Offer”) for any and all of its outstanding 0.75% Convertible Senior Notes due 2021 (the “Convertible Notes”). The Offer expired at 12:00 midnight, New York City time, on Tuesday, June 2, 2020. As of the expiration of the Offer, $234,733,000 aggregate principal amount of the Convertible Notes, representing approximately 80.11% of the total Convertible Notes outstanding, were validly tendered (and not validly withdrawn) pursuant to the Offer. The Company has accepted for purchase all Convertible Notes that were validly tendered (and not validly withdrawn) pursuant to the Offer at the expiration of the Offer at a purchase price equal to $950 per $1,000 principal amount of Convertible Notes, plus accrued and unpaid interest. The Company expects to pay approximately $223.4 million for the purchase of the Convertible Notes, including interest, on the settlement date of June 4, 2020. After settlement, approximately $58,264,000 aggregate principal amount of the Convertible Notes will remain outstanding. Goldman Sachs & Co. LLC and BofA Securities, Inc. acted as dealer managers in connection with the Offer. D.F. King & Co., Inc. acted as the Information Agent for the Offer. This press release is for informational purposes only and is neither an offer to buy nor the solicitation of an offer to sell any of the Company’s securities. Termination of Bond Hedge and Warrant Transactions In connection with the Offer, we expect to agree with each of Goldman Sachs & Co. LLC, Bank of America, N.A. and Wells Fargo Bank, National Association (the “Option Counterparties”) to terminate certain convertible bond hedge transactions and separate warrant transactions between us and the Option Counterparties. We had entered into the convertible bond hedge transactions and warrant transactions with the Option Counterparties at the time of the offering of the Convertible Notes. We expect to terminate the convertible bond hedge transactions and warrant transactions in an amount corresponding to the portion of the Convertible Notes accepted for purchase in the Offer. In connection with these terminations, the Company may receive payments from or make payments to the Option Counterparties in amounts that depend on the market price of the Company’s common stock during the related valuation period. In connection with the termination of the convertible bond hedge and warrant transactions and unwinding of their existing hedge positions with respect to such transactions, we are advised that the Option Counterparties or their respective affiliates expect to sell shares of our common stock in secondary market transactions, and/or unwind various derivative transactions with respect to our common stock, shortly after the expiration of the Offer. This activity could decrease (or reduce the magnitude of any increase in) the market price of our common stock at that time and it could adversely affect the market value of the Convertible Notes that remain outstanding following the consummation of the Offer.

Forward-Looking Statements This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements are subject to change. Forward looking statements are based on management's current expectations, estimates and projections. These statements are subject to risks and uncertainties that may cause actual events or actual future results to differ materially from the expectations set forth in any forward-looking statements in this press release. The most significant of these risks and uncertainties are described in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 25, 2020, the Company’s Annual Report on Form 10-K for the fiscal year ended January 25, 2020 and the Company's Current Reports on Form 8-K (including all amendments to those reports), and include the recent global pandemic of COVID-19, caused by a novel strain of the coronavirus, and the impact of its consequences, the Company's ability to effectively execute its business and capital plans, business and economic conditions and trends in the telecommunications industry affecting the Company's customers, customer capital budgets and spending priorities, the adequacy of the Company's insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company's assets may be impaired, preliminary purchase price allocations of acquired businesses, expected benefits and synergies of acquisitions, the future impact of any acquisitions or dispositions, adjustments and cancellations related to the Company's backlog, weather conditions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, the Company's ability to generate sufficient cash to service its indebtedness, restrictions imposed by our credit agreement, and the other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission. The forward-looking statements in this press release are qualified by these risks. Although Dycom believes that these forward-looking statements and information are based upon reasonable assumptions and expectations, readers should not place undue reliance on them, or any other forward-looking statements or information in this press release. If any of these risks or uncertainties materializes, Dycom’s operating results and financial performance could suffer, and actual results could differ materially from the expectations described in these forward-looking statements. The Company does not undertake any obligation to update forward-looking statements. About Dycom Dycom is a leading provider of specialty contracting services throughout the United States. These services include program management; planning; engineering and design; aerial, underground, and wireless construction; maintenance; and fulfillment services for telecommunications providers. Additionally, Dycom provides underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities. For further information: Steven E. Nielsen, President and CEO; H. Andrew DeFerrari, Senior Vice President and CFO; Callie A. Tomasso, Investor Relations, (561) 627-7171